Exhibit 23.1



The Board of Directors
First Liberty Bank Corp.


We consent to the use of our reports incorporated herein by reference.

/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP


Philadelphia, Pennsylvania
September 4, 1998